Exhibit 23
Consent of Independent Registered Public Accounting Firm
We consent to the incorporation by reference in the Registration Statements (Form S-8 Nos. 33-23055 and 33-33791) pertaining to the Becton, Dickinson and Company Savings Incentive Plan of our report dated December 22, 2009, with respect to the financial statements and supplemental schedule of the Becton, Dickinson and Company Savings Incentive Plan included in this Annual Report (Form 11-K) for the year ended June 30, 2009.
New York, NY
December 22, 2009

F-19